UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 1, 2008

IMMUNICON CORPORATION

(Exact Name of Registrant Specified in Charter)

Delaware	000-50677	23-2269490
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3401 Masons Mill Road, Suite 100 Huntingdon Valley, Pennsylvania	19006
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 830-0777

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 1, 2008, pursuant to an Asset Purchase Agreement dated June 11, 2008, Immunicon Corporation (the “Registrant”) and each of its wholly-owned subsidiaries completed their previously announced sale of substantially all of their assets to Veridex, LLC (“Veridex”) in a sale conducted under the provisions of Section 363 of the U.S. Bankruptcy Code and approved by the United States Bankruptcy Court for the District of Delaware on July 30, 2008.

Veridex paid the Registrant $31,320,023 in cash, subject to certain upwards or downwards post closing adjustments, discharged and released $2,087,500 of certain claims owing to Veridex, and assumed certain trade accounts payable liabilities and certain contracts. The closing of the asset sale was announced in a press release dated August 1, 2008 attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(b)	Exhibits

2.1	Asset Purchase Agreement, entered into as of June 11, 2008, by and among Veridex, LLC, as Buyer, and Immunicon Corporation, Immunivest Corporation, IMMC Holdings, Inc. and Immunicon Europe, Inc., each as Seller (Incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 11, 2008).

99.1	Press release dated August 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNICON CORPORATION

	By:	/s/ BYRON D. HEWETT
Byron D. Hewett
President and Chief Executive Officer
Dated: August 1, 2008

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement, entered into as of June 11, 2008, by and among Veridex, LLC, as Buyer, and Immunicon Corporation, Immunivest Corporation, IMMC Holdings, Inc. and Immunicon Europe, Inc., each as Seller (Incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 11, 2008).

99.1	Press release dated August 1, 2008.

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